Exhibit 99.1

CONTACT:
Paul Goldberg
Vice President - Investor Relations
(212) 922-1640

DOVER REPORTS SECOND QUARTER 2014 RESULTS AND
RAISES FULL YEAR GUIDANCE

•	Reports quarterly revenue of $2.0 billion, an increase of 6% over the prior year

•	Achieves quarterly diluted earnings per share from continuing operations of $1.29, up 14% from an adjusted prior year

•	Generates bookings growth of 11%

•	Raises guidance for 2014 full year diluted earnings per share from continuing operations to $4.75 to $4.85

Downers Grove, Illinois, July 17, 2014 — Dover (NYSE: DOV) announced today that for the second quarter ended June 30, 2014, revenue was $2.0 billion, an increase of 6% over the prior year. The revenue increase was driven by organic growth of 3% and an increase of 3% from acquisitions. Earnings from continuing operations were $217.4 million, or $1.29 diluted earnings per share (“EPS”), compared to $258.1 million, or $1.49 EPS, in the prior year period, representing decreases of 16% and 13%, respectively. Excluding discrete tax benefits of $0.36 recognized in the prior year, EPS from continuing operations for the second quarter of 2014 increased 14% over an adjusted EPS of $1.13 in the prior year period.

Revenue for the six months ended June 30, 2014 was $3.9 billion, an increase of 6% over the prior year, reflecting organic growth of 3% and a 3% increase from acquisitions. Earnings from continuing operations for the six months ended June 30, 2014 were $393.8 million, or $2.31 EPS, compared to $425.3 million, or $2.44 EPS in the prior year period, representing decreases of 7% and 5%, respectively. EPS from continuing operations during this period includes discrete tax benefits of $0.01 EPS compared to $0.38 EPS in the prior year. Excluding these items, adjusted EPS from continuing operations for the six months ended June 30, 2014 was $2.30, an increase of 12% over an adjusted EPS of $2.06 in the prior year.

Commenting on the second quarter results, Dover's President and Chief Executive Officer, Robert A. Livingston, said, “Our second quarter results reflect the positive momentum we continue to experience across the majority of our businesses. Second quarter results were driven by solid revenue and earnings growth in our Fluids, Engineered Systems and Energy segments. We also generated strong broad-based order activity across all segments, resulting in total bookings growth of 11%. Overall, we are pleased with our performance in the first half of 2014, and our growing bookings and backlog reflect more positive market conditions. Combined, these factors give us confidence to raise our full year outlook."

“We made significant progress on a number of initiatives during the quarter. In particular, we completed the move to our consolidated manufacturing centers in Houston and Atlanta which will provide increased productivity and enhanced customer service capabilities for our Energy and Refrigeration & Food Equipment segments. Our companies continued to execute on core competencies including actively developing and delivering products and solutions that enable our customers to compete more effectively and profitably. Also, our acquisition pipeline developed quite nicely in the quarter, including several opportunities that are highly complementary to our existing businesses. We expect to close on some of these acquisitions in the coming quarters.”

“Looking at the full year, we now expect organic growth to be about 4%, near the high end of our previously communicated range of 3% to 4%, principally driven by a more favorable mix. Completed acquisitions will provide 3% growth, resulting in total revenue growth at the high end of our 6% to 7% range. Our full year segment margin forecast of around 18% remains unchanged. As a result of these factors, we now expect our full year EPS to be in the range of $4.75 to $4.85.”

Net earnings for the second quarter of 2014 were $214.0 million, or $1.27 EPS, which included a net loss from discontinued operations of $3.5 million, or $0.02 EPS compared to net earnings of $330.0 million, or $1.91 EPS, for the same period of 2013, which included earnings from discontinued operations of $72.0 million, or $0.42 EPS.

Net earnings for the six months ended June 30, 2014 were $374.1 million, or $2.19 EPS, compared to net earnings of $540.1 million, or $3.10 EPS, for the same period of 2013. 2014 results reflected a net loss from discontinued operations of $19.7 million, or $0.12 EPS, which included $26.7 million in spin off costs. 2013 results reflected earnings from discontinued operations of $114.8 million or $0.66 EPS, which included spin off costs of $3.3 million.

Dover will host a webcast of its second quarter 2014 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, July 17, 2014. The webcast can be accessed on the Dover website at www.dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s second quarter results and its operating segments can also be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenues of $8 billion. We deliver innovative equipment and components, specialty systems and support services through four major operating segments: Energy, Engineered Systems, Fluids, and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve.  Recognized for our entrepreneurial approach for nearly 60 years, our team of 28,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible.  Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at www.dovercorporation.com.

Forward-Looking Statements:

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements relate to, among other things, operating and strategic plans, income, earnings, cash flows, changes in operations and operating improvements. Forward-looking statements may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans,” “supports,” “projects,” “should,” “would,” “could,” “forecast” and “management is of the opinion,” or the use of the future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, the ability of Dover's businesses to expand into new geographic markets, particularly outside of North America and Europe; Dover's ability to identify and successfully consummate value-adding acquisition opportunities; Dover's ability to achieve expected savings from integration and synergies from existing businesses and future acquisitions, and other cost-

control initiatives, such as lean and productivity programs; changes in customer demand or the impact of loss of a significant customer, or loss or non-renewal of significant contracts; the ability of Dover's businesses to develop and launch new products, timing of such launches and risks relating to market acceptance by customers; the relative mix of products and services which impacts margins and operating efficiencies; economic conditions generally and changes in economic conditions globally and in markets served by Dover businesses, including well activity, US industrials activity and the status of economic recovery in Europe; the impact of natural disasters and their effect on global supply chains and energy markets; instability in countries where Dover conducts business; increased competition and pricing pressures in the markets served by Dover's businesses; the impact of loss of a single-source manufacturing facility on our businesses that use the facility; short-term capacity constraints; increases in the cost of raw materials; domestic and foreign governmental and public policy changes or developments, including environmental regulations, conflict minerals disclosure requirements, and tax policies (including domestic and international export subsidy programs, R&E credits and other similar programs); protection and validity of patent and other intellectual property rights; the impact of regulation and regulatory and legal matters and legal compliance risks; the impact of interest rate and currency exchange rate fluctuations; conditions and events affecting domestic and global financial and capital markets; possible future terrorist threats and their effect on the worldwide economy; and a downgrade in Dover's credit ratings which, among other matters, could make obtaining financing more difficult and costly. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Dover undertakes no obligation to update any forward-looking statement, except as required by law.

INVESTOR SUPPLEMENT - SECOND QUARTER 2014

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$2,047,738	$1,932,411	$3,932,385	$3,696,388
Cost of goods and services	1,251,321	1,176,593	2,399,759	2,258,952
Gross profit	796,417	755,818	1,532,626	1,437,436
Selling and administrative expenses	456,115	435,620	908,397	852,057
Operating earnings	340,302	320,198	624,229	585,379
Interest expense, net	31,967	30,232	64,632	60,516
Other (income) expense, net	(6,042)	1,647	(5,686)	(1,242)
Earnings before provision for income taxes and discontinued operations	314,377	288,319	565,283	526,105
Provision for income taxes	96,934	30,261	171,516	100,834
Earnings from continuing operations	217,443	258,058	393,767	425,271
(Loss) earnings from discontinued operations, net	(3,484)	71,991	(19,670)	114,781
Net earnings	$213,959	$330,049	$374,097	$540,052

Basic earnings per common share:
Earnings from continuing operations	$1.31	$1.51	$2.34	$2.47
Earnings (loss) from discontinued operations, net	(0.02)	0.42	(0.12)	0.67
Net earnings	1.29	1.93	2.23	3.13

Weighted average shares outstanding	166,474	171,111	168,103	172,273

Diluted earnings per common share:
Earnings from continuing operations	$1.29	$1.49	$2.31	$2.44
Earnings (loss) from discontinued operations, net	(0.02)	0.42	(0.12)	0.66
Net earnings	1.27	1.91	2.19	3.10

Weighted average shares outstanding	168,857	173,097	170,450	174,325

Dividends paid per common share	$0.375	$0.35	$0.75	$0.70

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2014			2013
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2013
REVENUE
Energy	$478,773	$481,016	$959,789	$462,679	$465,906	$928,585	$467,688	$457,580	$1,853,853

Engineered Systems
Printing & Identification	263,533	287,300	550,833	237,869	250,616	488,485	256,565	276,672	1,021,722
Industrials	386,245	411,673	797,918	367,456	388,810	756,266	385,640	374,934	1,516,840
	649,778	698,957	1,348,735	605,325	639,426	1,244,751	642,205	651,606	2,538,562

Fluids	345,009	346,275	691,284	273,638	310,137	583,775	309,241	343,822	1,236,838

Refrigeration & Food Equipment	411,493	522,357	933,850	422,468	517,574	940,042	521,322	426,476	1,887,840

Intra-segment eliminations	(406)	(867)	(1,273)	(133)	(632)	(765)	(245)	(430)	(1,440)
Total consolidated revenue	$1,884,647	$2,047,738	$3,932,385	$1,763,977	$1,932,411	$3,696,388	$1,940,211	$1,879,054	$7,515,653

NET EARNINGS
Segment Earnings:
Energy	$118,968	$114,991	$233,959	$118,708	$109,662	$228,370	$119,086	$112,193	$459,649
Engineered Systems	92,320	112,422	204,742	83,283	102,804	186,087	111,850	101,511	399,448
Fluids	57,942	63,112	121,054	47,601	58,768	106,369	63,056	55,098	224,523
Refrigeration & Food Equipment	44,862	84,926	129,788	52,110	82,177	134,287	86,446	46,574	267,307
Total Segments	314,092	375,451	689,543	301,702	353,411	655,113	380,438	315,376	1,350,927
Corporate expense / other	30,521	29,107	59,628	33,632	34,860	68,492	32,532	28,752	129,776
Net interest expense	32,665	31,967	64,632	30,284	30,232	60,516	30,236	29,920	120,672
Earnings from continuing operations before provision for income taxes	250,906	314,377	565,283	237,786	288,319	526,105	317,670	256,704	1,100,479
Provision for income taxes	74,582	96,934	171,516	70,573	30,261	100,834	91,435	74,138	266,407
Earnings from continuing operations	176,324	217,443	393,767	167,213	258,058	425,271	226,235	182,566	834,072
(Loss) earnings from discontinued operations, net	(16,186)	(3,484)	(19,670)	42,790	71,991	114,781	42,879	11,397	169,057
Net earnings	$160,138	$213,959	$374,097	$210,003	$330,049	$540,052	$269,114	$193,963	$1,003,129

SEGMENT OPERATING MARGIN
Energy	24.8%	23.9%	24.4%	25.7%	23.5%	24.6%	25.5%	24.5%	24.8%
Engineered Systems	14.2%	16.1%	15.2%	13.8%	16.1%	14.9%	17.4%	15.6%	15.7%
Fluids	16.8%	18.2%	17.5%	17.4%	18.9%	18.2%	20.4%	16.0%	18.2%
Refrigeration & Food Equipment	10.9%	16.3%	13.9%	12.3%	15.9%	14.3%	16.6%	10.9%	14.2%
Total Segment	16.7%	18.3%	17.5%	17.1%	18.3%	17.7%	19.6%	16.8%	18.0%

DEPRECIATION AND AMORTIZATION EXPENSE
Energy	$25,575	$25,807	$51,382	$24,448	$24,714	$49,162	$24,707	$25,206	$99,075
Engineered Systems	18,977	19,028	38,005	17,450	17,885	35,335	18,110	18,137	71,582
Fluids	16,366	15,308	31,674	11,361	11,570	22,931	11,790	14,091	48,812
Refrigeration & Food Equipment	17,212	17,451	34,663	16,585	16,611	33,196	16,962	17,070	67,228
Corporate	869	999	1,868	858	1,029	1,887	1,030	944	3,861
	$78,999	$78,593	$157,592	$70,702	$71,809	$142,511	$72,599	$75,448	$290,558

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2014			2013
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2013
BOOKINGS
Energy	$478,469	$477,162	$955,631	$515,388	$416,892	$932,280	$481,021	$440,261	$1,853,562

Engineered Systems
Printing & Identification	282,867	282,326	565,193	237,291	259,380	496,671	256,210	270,392	1,023,273
Industrials	427,557	409,815	837,372	405,555	396,886	802,441	344,764	371,797	1,519,002
Eliminations	(17)	(17)	(34)	(82)	(129)	(211)	(5)	279	63
	710,407	692,124	1,402,531	642,764	656,137	1,298,901	600,969	642,468	2,542,338

Fluids	362,943	375,009	737,952	303,609	298,817	602,426	307,729	351,767	1,261,922

Refrigeration & Food Equipment	493,731	542,810	1,036,541	482,742	515,320	998,062	433,426	450,850	1,882,338

Intra-segment eliminations	(506)	(1,090)	(1,596)	(560)	(708)	(1,268)	(416)	734	(950)

Total consolidated bookings	$2,045,044	$2,086,015	$4,131,059	$1,943,943	$1,886,458	$3,830,401	$1,822,729	$1,886,080	$7,539,210

BACKLOG
Energy	$210,846	$206,415		$274,733	$218,764		$233,820	$206,790

Engineered Systems
Printing & Identification	136,309	135,872		95,353	103,864		105,699	100,032
Industrials	414,979	413,119		415,478	421,834		379,457	374,008
	551,288	548,991		510,831	525,697		485,155	474,040

Fluids	328,617	348,508		222,255	228,212		228,880	310,330

Refrigeration & Food Equipment	431,298	450,065		417,246	412,366		324,042	347,004

Intra-segment eliminations	(374)	(212)		(385)	(526)		(387)	(592)

Total consolidated backlog	$1,521,675	$1,553,767		$1,424,680	$1,384,513		$1,271,510	$1,337,572

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

	2014			2013
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2013
Basic earnings (loss) per common share:
Continuing operations	$1.04	$1.31	$2.34	$0.96	$1.51	$2.47	$1.33	$1.07	$4.87
Discontinued operations	(0.10)	(0.02)	(0.12)	0.25	0.42	0.67	0.25	0.07	0.99
Net earnings	0.94	1.29	2.23	1.21	1.93	3.13	1.58	1.14	5.86

Diluted earnings (loss) per common share:
Continuing operations	$1.02	$1.29	$2.31	$0.95	$1.49	$2.44	$1.31	$1.06	$4.81
Discontinued operations	(0.09)	(0.02)	(0.12)	0.24	0.42	0.66	0.25	0.07	0.97
Net earnings	0.93	1.27	2.19	1.20	1.91	3.10	1.56	1.13	5.78

Adjusted diluted earnings per common share (calculated below):
Continuing operations	$1.01	$1.29	$2.30	$0.93	$1.13	$2.06	$1.25	$1.02	$4.33

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss):
Continuing operations	$176,324	$217,443	$393,767	$167,213	$258,058	$425,271	$226,235	$182,566	$834,072
Discontinued operations	(16,186)	(3,484)	(19,670)	42,790	71,991	114,781	42,879	11,397	169,057
Net earnings	160,138	213,959	374,097	210,003	330,049	540,052	269,114	193,963	1,003,129

Average shares outstanding:
Basic	169,750	166,474	168,103	173,448	171,111	172,273	170,544	170,027	171,271
Diluted	172,013	168,857	170,450	175,567	173,097	174,325	172,734	172,265	173,547

Note:
Earnings from continuing operations are adjusted by discrete tax items and other one-time gains to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2014			2013
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2013
Adjusted earnings from continuing operations:
Earnings from continuing operations	$176,324	$217,443	$393,767	$167,213	$258,058	$425,271	$226,235	$182,566	$834,072
Gains (losses) from discrete and other tax items	2,541	(636)	1,905	4,343	61,477	65,820	7,751	6,084	79,655
Other one-time gains, net of tax	—	—	—	—	—		2,866	—	2,866
Adjusted earnings from continuing operations	$173,783	$218,079	$391,862	$162,870	$196,581	$359,451	$215,618	$176,482	$751,551

Adjusted diluted earnings per common share:
Earnings from continuing operations	$1.02	$1.29	$2.31	$0.95	$1.49	$2.44	$1.31	$1.06	$4.81
Gains from discrete and other tax items	0.01	—	0.01	0.02	0.36	0.38	0.04	0.04	0.46
Other one-time gains, net of tax	—	—	—	—	—	—	0.02	—	0.02
Adjusted earnings from continuing operations	$1.01	$1.29	$2.30	$0.93	$1.13	$2.06	$1.25	$1.02	$4.33

* Per share data may not add due to rounding.

DOVER CORPORATION
QUARTERLY FREE CASH FLOW
(unaudited)(in thousands)

	2014			2013
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2013
Cash flow from operating activities	$39,778	$197,696	$237,474	$57,713	$249,388	$307,101	$281,336	$424,713	$1,013,150
Less: Additions to property, plant and equipment	(33,402)	(43,924)	(77,326)	(26,326)	(32,017)	(58,343)	(39,644)	(47,579)	(145,566)
Free cash flow	$6,376	$153,772	$160,148	$31,387	$217,371	$248,758	$241,692	$377,134	$867,584

Free cash flow as a percentage of earnings from continuing operations	3.6%	70.7%	40.7%	18.8%	84.2%	58.5%	106.8%	206.6%	104.0%

Free cash flow as a percentage of revenue	0.3%	7.5%	4.1%	1.8%	11.2%	6.7%	12.5%	20.1%	11.5%